Exhibit 23.3

CONSENT OF INDEPENDENT RESERVOIR ENGINEERS

We hereby consent to the incorporation by reference in the Amendment No. 1 to the Registration Statement on Form S-3 of the reference to Gaffney, Cline & Associates Ltd. in the Annual Report on Form 10-K for the year ended December 31, 2004 of Endeavour International Corporation and its subsidiaries, filed with the Securities and Exchange Commission.

Bentley, Surrey, England
May, 5th, 2005

Gaffney, Cline & Associates Ltd.

___________________________
William B. Cline, PE
Director